ENDORSEMENT NO. 5

                              to the

                  QUOTA SHARE RETROCESSION AGREEMENT
                      Effective:  January 1, 1997

                             issued to

            AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
                           Dallas, Texas

                                by

                   DORINCO REINSURANCE COMPANY
                        Midland, Michigan


IT IS HEREBY AGREED, effective January 1, 1999, that this Agreement shall be amended as follows:

1. Paragraph A.1. of ARTICLE 7 - ACCOUNTS AND REMITTANCES (as amended by Endorsement Nos. 2 and 3) shall be deleted and the following substituted therefor:

      "1.   Net written premium accounted for during the period, being the gross written premium, less returns and cancellations; less,"

2.    ARTICLE 8 - CEDING COMMISSION (as amended by Endorsement Nos. 2 and
4) shall be deleted and the following substituted therefor:

                             "ARTICLE 8
                          CEDING COMMISSION

      The Reinsurer will allow the Company a provisional ceding commission of 30.0% of the written premiums ceded hereunder. Return commission shall be allowed on return premiums at the same rate."

3.    As respects Adjustment Periods commencing on or after that date,
ARTICLE 9 - COMMISSION ADJUSTMENT (as amended by Endorsement Nos. 2 and 3) shall be deleted and the following substituted therefor:

"ARTICLE 9

      COMMISSION ADJUSTMENT

      A.    1.    The final ceding commission shall be determined by the
loss experience under this Agreement for each Adjustment Period (as defined in Article 10). There shall be provisional adjustments and a final adjustment for each Adjustment Period, all in accordance with the other paragraphs of this Article.

            2. Within 60 days following the end of each Underwriting Year within each Adjustment Period, the Company will calculate an adjusted ceding commission for the Adjustment Period then expired based on premiums earned and losses incurred. The ceding commission paid to that date, whether provisional or prior adjustment, shall be adjusted between the parties as appropriate. At the end of each Adjustment Period, adjustments will continue to be made annually until all losses have been paid or closed, at which time the ceding com- mission will become final.

            3. Premium earned for the period shall mean all written premium ceded to this Agreement during the period, less cancellations and returns, plus the unearned premium reserve at the beginning of the period and less the unearned premium reserve at the end of the period.

            4. Losses incurred for the period shall mean the loss and loss expense paid by the Reinsurer (less salvages and recoveries received) on losses ascribed to the period, plus loss and loss expense reserves outstanding on losses ascribed to the period and plus an amount for incurred but not reported losses (IBNR) as provided by the Company.

      B.    1.    Should the ratio of losses incurred to premium earned be
70.0% or higher, then the adjusted ceding commission shall be 26.0%.

            2. Should the ratio of losses incurred to premium earned be less than 70.0%, then the adjusted commission shall be determined by adding one percent (1.0%) to the ceding commission for each one percent reduction of loss ratio subject to a ceding commission of 30.0% at a loss ratio of 66.0%. Should the loss ratio be less than 66.0%, then the commission shall be further adjusted by adding one percent (1.0%) to the ceding commission for each one percent reduction in the loss ratio below 66% subject to a ceding commission of 32.0% at a loss ratio of 64.0%. Should the loss ratio be less than 64.0%, then the commission shall be further adjusted by adding seven-tenths of one percent (.70%) to the ceding commission for each one percent reduction in the loss ratio below 64.0%, subject to a maximum ceding commission of 35.5% at a loss ratio of 59.0% or less.

            3. Should the ratio of losses incurred to premium earned be greater than 70.0% or less than 59.0%, the difference between the actual loss ratio and 70.0% or 59.0%, as the case may be, will be multiplied by the earned premium for the Underwriting Year and carried forward as a debit or credit to the ensuing Underwriting Year calculation. Following termination of this Agreement any debit or credit carryforward remaining after the final adjustment of the concluding Underwriting Year will be null and void.

      C.    1.    Upon termination, any period of less than 12 months from
inception shall be considered as an Underwriting Year for purposes of this Article; any period of less than 12 months from anniversary will be considered as part of the preceding Underwriting Year.

            2. Should this Agreement be terminated on a runoff basis wherein the Reinsurer is liable for losses occurring after the date of termination, then such runoff period shall be considered as part of the last Underwriting Year.

      D. Should the Reinsurer's participation in this Agreement increase or decrease within an Adjustment Period, the incremental participation percentage increase or decrease shall be treated as a separate new or terminated participation, respectively, for purposes of calculating amounts due hereunder."

4. ARTICLE 10 - DEFINITIONS (as amended by Endorsement No. 3) shall be deleted and the following substituted therefor:

                               "ARTICLE 10

      DEFINITIONS

      A. The term 'Policy' as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of the issuing Carrier.

      B. The term 'Underwriting Year' as used in this Agreement shall be defined as follows:

            1. The First Underwriting Year shall be the period from January 1, 1997 through June 30, 1997 (which includes those Policies attaching during the period July 1, 1996 to December 31, 1997 under this Agreement's predecessor Agreement);

            2. The Second Underwriting Year shall be the period from July 1, 1997 through June 30, 1998;

            3. The Third Underwriting Year shall be the period from July 1, 1998 through December 31, 1998;

            4. The Fourth Underwriting Year shall be the period from January 1, 1999 through June 30, 2000;

            5. Each subsequent 12-month period commencing on July 1 shall be considered a separate Underwriting Year.

            Those Policies with an inception, renewal or anniversary date during a given Underwriting Year shall be considered attached to that Underwriting Year. All premium attributable to, and all loss arising out of such Policies until expiration, cancellation, or next anniversary, whichever occurs first, will be ascribed to the Underwriting Year.

      C. The term 'Adjustment Period' as used herein shall mean each period comprised of three consecutive Underwriting Years (commencing with the First Underwriting Year as defined above) or lesser should this Agreement be terminated prior to the end of three consecutive Underwriting Years."

IT IS FURTHER AGREED, effective March 1, 1999, that ARTICLE 24 -
INTERMEDIARY shall be deleted and the following substituted therefor:

                           "ARTICLE 24

INTERMEDIARY

John B. Collins Associates, Inc. is hereby recognized as the intermediary negotiating this Agreement. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvage and loss settlements) relating hereto shall be transmitted to the Company and the Reinsurer through John B. Collins Associates, Inc., 8300 Norman Center Drive, Minneapolis, Minnesota 55437.

Payments by the Company to John B. Collins Associates, Inc. shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to John
B. Collins Associates, Inc. shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company."

The provisions of this Agreement shall remain otherwise unchanged.

IN WITNESS WHEREOF the parties hereto have caused this Endorsement to be executed by their duly authorized representatives at:

Dallas, Texas, this ________ day of ______________________, 1999.

                  _____________________________________________
                  AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


Midland, Michigan, this _____ day of _____________________, 1999.


                        _____________________________________________
                        DORINCO REINSURANCE COMPANY